SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549






                             FORM 8-K
                          CURRENT REPORT




                PURSUANT TO SECTION 13 OR 15(d)OF
               THE SECURITIES EXCHANGE ACT OF 1934




                          Date of Report
                (Date of earliest event reported)
                          June 20, 1997



              ULTRAMAR DIAMOND SHAMROCK CORPORATION
      (Exact name of Registrant as specified in its charter)



Delaware                   1-11154               13-3663331
(State of                  (Commission         (IRS Employer
Incorporation)             File Number)      Identification No.)


9830 Colonnade Blvd.,
San Antonio, Texas                                78230
(Address of Principal                        (Zip Code)
Executive Offices)

Registrant's telephone number, including area code:(210) 641-6800
Item 5.  Other Events

     On June 20, 1997, Ultramar Diamond Shamrock Corporation (the
"Company") UDS Funding I, L.P. (the "Partnership"), and UDS Capital
I (the "Trust") entered into a Purchase Agreement with Merrill
Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Paine
Webber Incorporated, Prudential Securities Inc. and Smith Barney
Inc., pursuant to which the Trust issued 8,000,000 8.32% Trust
Originated Preferred Securities (the "Trust Securities"), with an aggregate liquidation value of $200,000,000, guaranteed to the extent set forth therein by the Company. The proceeds of the issuance of the Trust Securities were invested by the Trust in limited partnership interests
(the "Partnership Preferred Securities") of the Partnership, guaranteed to the extent set forth therein by the Company. The proceeds of the issuance of the Partnership Preferred Securities were invested by the Partnership in a subordinated debenture (the "Subordinated
Debenture") issued by the Company, in debentures ( the "Subsidiary Debentures") issued by two subsidiaries (the "Subsidiaries") of the Company which were guaranteed to the extent set forth therein by the Company, and in certain other eligible securities. The proceeds of the issuance of the Subordinated Debenture and the Subsidiary Debentures were used by the Company and the Subsidiaries for general corporate purposes.

Item 7.  Financial Statements and Exhibits

    (c)   Exhibits

          1.1  Purchase Agreement dated June 20, 1997

          4.1  Amended and Restated Declaration of Trust dated
               June 25, 1997

          4.2  Amended and Restated Agreement of Limited
               Partnership dated June 25, 1997

          4.3  Indenture for Subordinated Debt Securities dated
               June 25, 1997

          4.4 Certificate Evidencing Trust Preferred Securities dated June 25, 1997

          4.5  Certificate Evidencing Partnership Preferred
               Securities dated June 25, 1997

          4.6 Trust Preferred Securities Guarantee Agreement dated June 25, 1997

          4.7  Partnership Preferred Securities Guarantee
               Agreement dated June 25, 1997

          4.8  8.32% Subordinated Debenture Due 2017 dated June
               25, 1997

         24.1  Power of Attorney (Filed as Exhibit 24.1 to
               Registration Statement No. 333-28737, and incorporated herein by reference)

         99.1  Certain Pro Forma Financial Statements

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ULTRAMAR DIAMOND SHAMROCK CORPORATION



                              By:/s/ Todd Walker
                                      Todd Walker, Attorney-In-Fact


July 17, 1997

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